Exhibit 5.1 One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

September 30, 2015

SofTech, Inc.
650 Suffolk Street, Suite 415
Lowell, MA 01854

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to SofTech, Inc., a Massachusetts corporation (the “Company”), with respect to Post-Effective Amendment No. 4 of Registration Statement on Form S-1 (File No. 333-174818) (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale of up to 380,455 shares of common stock, par value $0.10 per share, of the Company (the “Shares”).

Based on our review of the Articles of Organization of the Company, as amended, the By-laws of the Company, as amended, the relevant statutory provisions of the Massachusetts Business Corporation Act and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as it may be amended from time to time, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/S/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.